EXHIBIT 99.1

FOR IMMEDIATE RELEASE

November 2, 2011

Huron Consulting Group Announces Third Quarter 2011 Financial Results

•	Revenues increased 9.2% to $158.9 million for Q3 2011 compared to $145.4 million in Q3 2010.

•

Diluted earnings per share from continuing operations for Q3 2011 was $0.00 compared to $0.53 in Q3 2010, reflecting a non-cash pretax goodwill impairment charge of $23.9 million, or $0.65 per diluted share, related to the Financial Consulting segment.

•	Operating income for Q3 2011, which reflects the $23.9 million non-cash pretax goodwill impairment charge, was $2.2 million, compared to $24.6 million in Q3 2010.

•	Adjusted EBITDA(6), a non-GAAP measure, increased 7.3% to $33.8 million in Q3 2011 compared to $31.5 million in Q3 2010.

•	Adjusted diluted earnings per share from continuing operations(6), a non-GAAP measure, rose 21.0% to $0.75 in Q3 2011 compared to $0.62 in Q3 2010.

•

Average number of full-time billable consultants(2) rose 14.3% to 1,200 for Q3 2011 compared to 1,050 for Q3 2010. Average number of full-time equivalent professionals(5) rose 21.2% to 1,263 for Q3 2011 compared to 1,042 in Q3 2010.

•

On November 1, 2011, the Company entered into a definitive agreement to sell its Accounting Advisory practice. The transaction is subject to certain customary closing conditions and is expected to close by the end of 2011.

•

On a continuing operations basis excluding the anticipated revenues of the Accounting Advisory practice, which were expected to be approximately $25 million for the full year, the Company increases and narrows revenue guidance to a range of $590.0 million to $600.0 million.

CHICAGO – November 2, 2011 – Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today announced financial results for the third quarter ended September 30, 2011.

“Our solid third quarter results are reflective of the demand for our core service offerings amidst a challenging economic environment for our clients,” said James H. Roth, chief executive officer and president, Huron Consulting Group. “The hospital, university, life sciences, and corporate legal environments are all undergoing significant changes to the way they have historically done business. The level of uncertainty has led our clients to seek Huron’s assistance to help navigate this difficult path. As our core markets continue to evolve, we expect that there will continue to be many opportunities for us to provide value to our client base.”

Third Quarter 2011 Results

Revenues for the third quarter of 2011 were $158.9 million, an increase of 9.2% compared to $145.4 million for the third quarter of 2010. The Company’s third quarter 2011 operating income was $2.2 million, compared to $24.6 million in the third quarter of 2010. Third quarter 2011 results reflect a non-cash pretax charge of $23.9 million, or $0.65 per diluted share, to reduce the carrying value of goodwill in the Company’s Financial Consulting segment. The impairment charge is non-cash in nature and does not affect the Company’s liquidity or debt covenants. Net income from continuing operations was $0.2 million, or diluted earnings per share of $0.00, for the third quarter of 2011 compared to $11.1 million, or $0.53 per diluted share, for the same period last year. Net income was $0.5 million, or $0.02 per diluted share, for the third quarter of 2011, compared to $7.5 million, or $0.36 per diluted share, for the same period last year.

Third quarter 2011 earnings before interest, taxes, depreciation and amortization (“EBITDA”)(6) was $8.6 million, or 5.4% of revenues, compared to $30.1 million, or 20.7% of revenues, in the comparable quarter last year.

In evaluating the Company’s financial performance, management uses non-GAAP financial measures including Adjusted EBITDA(6) and Adjusted net income from continuing operations(6) that exclude the effect of the following items (in thousands):

	Three Months Ended September 30,
	2011	2010
Amortization of intangible assets	$2,044	$1,845
Restatement related expenses	$845	$1,056
Restructuring charges	$394	$295
Goodwill impairment charge	$23,900	$—
Tax effect	$(10,873)	$(1,278)

Adjusted EBITDA(6) rose 7.3% to $33.8 million, or 21.2% of revenues, in the third quarter of 2011, compared to $31.5 million, or 21.6% of revenues, in the comparable quarter last year. Adjusted net income from continuing operations(6) rose 26.9% to $16.5 million, or $0.75 per diluted share, for the third quarter of 2011 compared to $13.0 million, or $0.62 per diluted share, for the comparable period in 2010.

The average number of full-time billable consultants(2) rose 14.3% to 1,200 in the third quarter of 2011 compared to 1,050 in the same quarter last year. Full-time billable consultant utilization rate was 76.3% during the third quarter of 2011 compared with 77.4% during the same period last year. Average billing rate per hour for full-time billable consultants was $252 for the third quarter of 2011 compared to $249 for the third quarter of 2010. The average number of full-time equivalent professionals(5) totaled 1,263 in the third quarter of 2011 compared to 1,042 for the comparable period in 2010.

Year-to-Date 2011 Results

Revenues for the first nine months of 2011 rose 12.7% to $460.9 million compared to $408.8 million for the first nine months of 2010. The Company’s operating income for the first nine months of 2011 was $36.7 million, compared to $41.6 million in the first nine months of 2010. Year-to-date 2011 results reflect a non-cash pretax charge of $23.9 million, or $0.67 per diluted share, to reduce the carrying value of goodwill in the Company’s Financial Consulting segment recorded during the third quarter of 2011. The impairment charge is non-cash in nature and does not affect the Company’s liquidity or debt covenants. Net income from continuing operations was $13.6 million, or $0.63 per diluted share, for the first nine months of 2011 compared to $17.2 million, or $0.83 per diluted share, for the same period last year. Net income was $14.0 million, or $0.65 per diluted share, for the first nine months of 2011 compared to $12.3 million, or $0.60 per diluted share, for the same period last year.

EBITDA(6) was $54.6 million, or 11.8% of revenues, for the first nine months of 2011, compared to $58.4 million, or 14.3% of revenues, for the same period in 2010.

In evaluating the Company’s financial performance, management uses non-GAAP financial measures including Adjusted EBITDA(6) and Adjusted net income from continuing operations(6) that exclude the effect of the following items (in thousands):

	Nine Months Ended September 30,
	2011	2010
Amortization of intangible assets	$6,445	$5,603
Restatement related expenses	$3,870	$4,243
Restructuring charges	$1,379	$1,460
Litigation settlements	$1,096	$4,764
Goodwill impairment charge	$23,900	$—
Tax effect	$(14,676)	$(6,428)

Adjusted EBITDA(6) was $84.8 million, or 18.4% of revenues, in the first nine months of 2011 compared to $68.8 million, or 16.8% of revenues, in the comparable period last year. Adjusted net income from continuing operations(6) rose 32.4% to $35.6 million, or $1.65 per diluted share, for the first nine months of 2011 compared to $26.9 million, or $1.30 per diluted share, for the comparable period in 2010.

Reconciliations of the aforementioned non-GAAP financial measures to comparable GAAP measures are provided in the financial schedules accompanying this news release.

The average number of full-time billable consultants(2) was 1,170 in the first nine months of 2011 compared to 1,054 in the same period last year. Full-time billable consultant utilization rate was 75.4% during the first nine months of 2011 compared with 72.2% during the same period last year. Average billing rate per hour for full-time billable consultants was $248 for the first nine months of 2011 compared to $243 for the same period last year. The average number of full-time equivalent professionals(5) increased 18.7% to 1,176 in the first nine months of 2011 from 991 in the comparable period of 2010.

Operating Segments

Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges. The Company has three operating segments: Health and Education Consulting; Legal Consulting; and Financial Consulting, representing 65.1%, 26.2%, and 8.7% of year-to-date total revenues, respectively.

Financial results by segment are included in the attached schedules and in Huron’s forthcoming Form 10-Q for the quarter ended September 30, 2011.

Goodwill Impairment Charge

In connection with the preparation of the Company’s financial statements for the quarter ended September 30, 2011, the Company performed an impairment analysis with respect to the carrying value of goodwill in the Financial Consulting segment. Based on this analysis, the Company determined that the fair value of the Financial Consulting segment was less than its carrying value and recorded a $23.9 million non-cash pretax charge to reduce the carrying value of goodwill in the Financial Consulting segment. The impairment charge is non-cash in nature and does not affect the Company’s liquidity or debt covenants.

Sale of Accounting Advisory Practice within Financial Consulting Segment

On November 1, 2011, the Company entered into a definitive agreement to sell its Accounting Advisory practice (“AA”) specializing in complex accounting matters within the Financial Consulting segment. The decision to sell this practice enables Huron to focus resources in other areas of its business. The transaction is subject to certain customary closing conditions and is expected to close by the end of 2011. The sale is not expected to have a material impact on the Company’s results of operations.

Outlook for 2011(7)

Based on currently available information, the Company revised guidance for full year 2011 on a continuing operations basis excluding the anticipated results of its AA practice. The Company anticipates revenues before reimbursable expenses in a range of $590.0 million to $600.0 million, EBITDA(8)(10) in a range of $75.6 million to $80.1 million, Adjusted EBITDA(8)(10) in a range of $105.5 million to $110.0 million, GAAP diluted earnings per share(8) in a range of $1.00 to $1.10, and non-GAAP adjusted diluted earnings per share(8)(10) in a range of $2.05 to $2.15.

Third Quarter 2011 Webcast

The Company will host a webcast to discuss its financial results tomorrow, November 3, 2011, at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). The conference call is being webcast by Thomson and can be accessed at Huron Consulting Group’s website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.

About Huron Consulting Group

Huron Consulting Group helps clients in diverse industries improve performance, comply with complex regulations, reduce costs, recover from distress, leverage technology, and stimulate growth. The Company teams with its clients to deliver sustainable and measurable results. Huron provides services to a wide variety of both financially sound and distressed organizations, including leading academic institutions, healthcare organizations, Fortune 500 companies, medium-sized businesses, and the law firms that represent these various organizations. Learn more at www.huronconsultinggroup.com.

Use of Non-GAAP Financial Measures(6)

In evaluating the Company’s financial performance and outlook, management uses EBITDA, Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management believes that such measures, as supplements to operating income, net income from continuing operations and diluted earnings per share from continuing operations and other GAAP measures are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of our core operating results and future prospects without the effect of non-cash or other one-time items and the Company’s ability to generate cash flows from operations that are available for taxes, capital expenditures, and to repay debt. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

Statements in this press release, including the information incorporated by reference herein, that are not historical in nature, including those concerning the Company’s current expectations about its future requirements and needs, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “meets,” “could,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates” or “continues”. Risks, uncertainties and assumptions that could impact the Company’s forward-looking statements relate, among other things, to (i) the restatement, (ii) the Securities and Exchange Commission (“SEC”) investigation with respect to the restatement and the related purported derivative lawsuit, and (iii) the request by the United States Attorney’s Office (“USAO”) for the Northern District of Illinois for certain documents. In addition, these forward-looking statements reflect our current expectation about our future requirements and needs, results, levels of activity, performance, or achievements, including, without limitation, that our business continues to grow at the current expectations with respect to, among other factors, utilization rates, billing rates, and the number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; and that existing market conditions continue to trend upward. These statements involve known and unknown risks, uncertainties and other factors, including, among others, those described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the full year ended December 31, 2010, our Quarterly Report on Form 10-Q for the period ended June 30, 2011, and in our Quarterly Report on Form 10-Q for the period ended September 30, 2011 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Media Contact:

Jennifer Frost Hennagir

312-880-3260

jfrost-hennagir@huronconsultinggroup.com

Investor Contact:

C. Mark Hussey

or

Ellen Wong

312-583-8722

investor@huronconsultinggroup.com

###

HURON CONSULTING GROUP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues and reimbursable expenses:
Revenues	$158,864	$145,442	$460,884	$408,838
Reimbursable expenses	14,202	12,860	41,774	36,849

Total revenues and reimbursable expenses	173,066	158,302	502,658	445,687

Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	97,030	87,250	285,592	255,194
Intangible assets amortization	1,309	886	4,111	2,659
Reimbursable expenses	14,064	12,920	41,879	36,915

Total direct costs and reimbursable expenses	112,403	101,056	331,582	294,768

Operating expenses:
Selling, general and administrative	28,215	26,658	90,359	84,750
Restructuring charge	394	295	1,379	1,460
Restatement related expenses	845	1,056	3,870	4,243
Litigation settlements, net	—	—	1,096	4,764
Depreciation and amortization	5,065	4,608	13,764	14,074
Goodwill impairment charge	23,900	—	23,900	—

Total operating expenses	58,419	32,617	134,368	109,291

Operating income	2,244	24,629	36,708	41,628
Other income (expense):
Interest (expense), net of interest income	(2,762)	(4,040)	(9,869)	(10,548)
Other income (expense)	(571)	261	(532)	43

Total other expense	(3,333)	(3,779)	(10,401)	(10,505)

Income (loss) from continuing operations before income tax expense (benefit)	(1,089)	20,850	26,307	31,123
Income tax expense (benefit)	(1,242)	9,797	12,727	13,875

Net income from continuing operations	153	11,053	13,580	17,248
Income (loss) from discontinued operations (including gain on disposal of $1.2 million for the three and nine months ended September 30, 2010), net of tax	336	(3,603)	434	(4,909)

Net income	$489	$7,450	$14,014	$12,339

Net earnings (loss) per basic share:
Income from continuing operations	$—	$0.54	$0.64	$0.84
Income (loss) from discontinued operations, net of tax	$0.02	$(0.18)	$0.02	$(0.24)

Net income	$0.02	$0.36	$0.66	$0.60

Net earnings (loss) per diluted share:
Income from continuing operations	$—	$0.53	$0.63	$0.83
Income (loss) from discontinued operations, net of tax	$0.02	$(0.17)	$0.02	$(0.23)

Net income	$0.02	$0.36	$0.65	$0.60

Weighted average shares used in calculating earnings (loss) per share:
Basic	21,551	20,619	21,224	20,484
Diluted	21,968	20,849	21,535	20,702

HURON CONSULTING GROUP INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	September 30, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$1,473	$6,271
Receivables from clients, net	107,240	91,389
Unbilled services, net	57,281	33,076
Income tax receivable	1,948	4,896
Deferred income taxes, net	16,701	19,853
Insurance recovery receivable	—	27,000
Prepaid expenses and other current assets	13,424	15,653
Current assets of discontinued operations	—	2,476

Total current assets	198,067	200,614
Property and equipment, net	32,012	32,935
Deferred income taxes, net	9,740	12,440
Other non-current assets	13,034	10,575
Intangible assets, net	19,802	26,205
Goodwill	482,644	506,214

Total assets	$755,299	$788,983

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,256	$8,310
Accrued expenses	26,363	28,881
Accrued payroll and related benefits	46,967	45,184
Accrued consideration for business acquisitions, current portion	4,011	25,013
Accrued litigation settlement	—	39,552
Income tax payable	85	451
Deferred revenues	32,187	18,069
Current liabilities of discontinued operations	—	699

Total current liabilities	120,869	166,159
Non-current liabilities:
Deferred compensation and other liabilities	5,138	6,282
Accrued consideration for business acquisitions, net of current portion	1,972	3,847
Bank borrowings	233,750	257,000
Deferred lease incentives	6,449	7,323

Total non-current liabilities	247,309	274,452

Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 24,208,112 and 23,221,287 shares issued at September 30, 2011 and December 31, 2010, respectively	232	222
Treasury stock, at cost, 1,570,789 and 1,343,201 shares at September 30, 2011 and December 31, 2010, respectively	(73,152)	(65,675)
Additional paid-in capital	394,806	363,402
Retained earnings	66,397	52,383
Accumulated other comprehensive loss	(1,162)	(1,960)

Total stockholders’ equity	387,121	348,372

Total liabilities and stockholders’ equity	$755,299	$788,983

HURON CONSULTING GROUP INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2011	2010
Cash flows from operating activities:
Net income	$14,014	$12,339
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,875	16,840
Share-based compensation	14,149	16,681
Allowances for doubtful accounts and unbilled services	(1,542)	4,408
Deferred income taxes	3,802	2,704
Loss on disposal of property and equipment	20	198
Gain on sale of business	—	(1,232)
Goodwill impairment charge	23,900	—
Non-cash portion of litigation settlement	1,096	—
Changes in operating assets and liabilities, net of businesses acquired:
(Increase) decrease in receivables from clients	(15,885)	4,273
Increase in unbilled services	(21,148)	(16,968)
Decrease in current income tax receivable, net	2,294	8,778
Decrease in other assets	1,374	20
Decrease in accounts payable and accrued liabilities	(937)	(1,717)
Increase (decrease) in accrued payroll and related benefits	1,725	(37,412)
Increase in deferred revenues	14,116	2,000

Net cash provided by operating activities	54,853	10,912

Cash flows from investing activities:
Purchases of property and equipment, net	(10,473)	(4,691)
Net (investment in) surrender of life insurance policies	(143)	540
Purchases of businesses	(23,866)	(65,230)
Sale of business	—	7,942

Net cash used in investing activities	(34,482)	(61,439)

Cash flows from financing activities:
Proceeds from exercise of stock options	219	40
Shares redeemed for employee tax withholdings	(2,626)	(1,379)
Tax benefit from share-based compensation	211	720
Proceeds from borrowings under credit facility	230,000	297,500
Repayments on credit facility	(253,250)	(247,000)
Payments of capital lease obligations	(55)	(215)

Net cash (used in) provided by financing activities	(25,501)	49,666

Effect of exchange rate changes on cash	256	1,147
Net increase (decrease) in cash and cash equivalents	(4,874)	286
Cash and cash equivalents at beginning of the period (*)	6,347	6,459

Cash and cash equivalents at end of the period (**)	$1,473	$6,745

Supplemental disclosure of cash flow information:
Non-cash financing activities:
Issuance of common stock in connection with settlement of class action lawsuit	$13,648	$—

(*)	Cash and cash equivalents presented herein includes $0.1 million and $0.7 million of cash and cash equivalents classified as discontinued operations as of December 31, 2010, and 2009, respectively.

(**)	Cash and cash equivalents presented herein includes $0 million and $0.5 million of cash and cash equivalents classified as discontinued operations as of September 30, 2011 and 2010, respectively.

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA

(Unaudited)

	Three Months Ended September 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2011	2010
Health and Education Consulting:
Revenues	$102,988	$89,051	15.7%
Operating income	$35,812	$32,002	11.9%
Segment operating income as a percent of segment revenues	34.8%	35.9%
Legal Consulting:
Revenues	$43,501	$37,885	14.8%
Operating income	$12,779	$11,697	9.3%
Segment operating income as a percent of segment revenues	29.4%	30.9%
Financial Consulting:
Revenues	$12,375	$18,506	(33.1%)
Operating income	$2,769	$5,782	(52.1%)
Segment operating income as a percent of segment revenues	22.4%	31.2%
Total Company:
Revenues	$158,864	$145,442	9.2%
Reimbursable expenses	14,202	12,860	10.4%

Total revenues and reimbursable expenses	$173,066	$158,302	9.3%

Statement of operations reconciliation:
Segment operating income	$51,360	$49,481	3.8%
Charges not allocated at the segment level:
Other selling, general and administrative expenses	20,151	20,244	(0.5%)
Depreciation and amortization expense	5,065	4,608	9.9%
Goodwill impairment charge (1)	23,900	—	N/M

Total operating income	2,244	24,629	(90.9%)
Other expense, net	3,333	3,779	(11.8%)

Income (loss) from continuing operations before income tax expense (benefit)	$(1,089)	$20,850	(105.2%)

Other Operating Data:
Number of full-time billable consultants (at period end) (2):
Health and Education Consulting	1,047	860	21.7%
Legal Consulting	107	122	(12.3%)
Financial Consulting	73	89	(18.0%)

Total	1,227	1,071	14.6%
Average number of full-time billable consultants (for the period) (2):
Health and Education Consulting	1,012	841
Legal Consulting	112	123
Financial Consulting	76	86

Total	1,200	1,050
Full-time billable consultant utilization rate (3):
Health and Education Consulting	78.2%	78.6%
Legal Consulting	64.1%	69.2%
Financial Consulting	68.2%	77.3%
Total	76.3%	77.4%

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)

(Unaudited)

	Three Months Ended September 30,
Other Operating Data:	2011	2010
Full-time billable consultant average billing rate per hour (4):
Health and Education Consulting	$250	$244
Legal Consulting	$236	$215
Financial Consulting	$314	$324
Total	$252	$249
Revenue per full-time billable consultant (in thousands):
Health and Education Consulting	$91	$89
Legal Consulting	$66	$63
Financial Consulting	$101	$129
Total	$89	$90
Average number of full-time equivalents (for the period) (5):
Health and Education Consulting	146	157
Legal Consulting	1,032	775
Financial Consulting	85	110

Total	1,263	1,042
Revenue per full-time equivalents (in thousands):
Health and Education Consulting	$73	$88
Legal Consulting	$35	$39
Financial Consulting	$55	$68
Total	$41	$49

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA

(Unaudited)

	Nine Months Ended September 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2011	2010
Health and Education Consulting:
Revenues	$299,879	$249,747	20.1%
Operating income	$99,943	$81,867	22.1%
Segment operating income as a percent of segment revenues	33.3%	32.8%
Legal Consulting:
Revenues	$120,790	$104,941	15.1%
Operating income	$32,003	$28,418	12.6%
Segment operating income as a percent of segment revenues	26.5%	27.1%
Financial Consulting:
Revenues	$40,215	$54,150	(25.7%)
Operating income	$8,598	$15,261	(43.7%)
Segment operating income as a percent of segment revenues	21.4%	28.2%
Total Company:
Revenues	$460,884	$408,838	12.7%
Reimbursable expenses	41,774	36,849	13.4%

Total revenues and reimbursable expenses	$502,658	$445,687	12.8%

Statement of operations reconciliation:
Segment operating income	$140,544	$125,546	11.9%
Charges not allocated at the segment level:
Other selling, general and administrative expenses	66,172	69,844	(5.3%)
Depreciation and amortization expense	13,764	14,074	(2.2%)
Goodwill impairment charge (1)	23,900	—	N/M

Total operating income	36,708	41,628	(11.8%)
Other expense, net	10,401	10,505	(1.0%)

Income from continuing operations before income tax expense	$26,307	$31,123	(15.5%)

Other Operating Data:
Number of full-time billable consultants (at period end) (2):
Health and Education Consulting	1,047	860	21.7%
Legal Consulting	107	122	(12.3%)
Financial Consulting	73	89	(18.0%)

Total	1,227	1,071	14.6%
Average number of full-time billable consultants (for the period) (2):
Health and Education Consulting	971	843
Legal Consulting	117	129
Financial Consulting	82	82

Total	1,170	1,054
Full-time billable consultant utilization rate (3):
Health and Education Consulting	77.6%	73.6%
Legal Consulting	58.1%	62.3%
Financial Consulting	71.7%	73.0%
Total	75.4%	72.2%

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)

(Unaudited)

	Nine Months Ended September 30,
Other Operating Data:	2011	2010
Full-time billable consultant average billing rate per hour (4):
Health and Education Consulting	$244	$240
Legal Consulting	$234	$205
Financial Consulting	$316	$308
Total	$248	$243
Revenue per full-time billable consultant (in thousands):
Health and Education Consulting	$272	$250
Legal Consulting	$176	$167
Financial Consulting	$329	$377
Total	$266	$250
Average number of full-time equivalents (for the period) (5):
Health and Education Consulting	145	151
Legal Consulting	955	726
Financial Consulting	76	114

Total	1,176	991
Revenue per full-time equivalents (in thousands):
Health and Education Consulting	$246	$256
Legal Consulting	$105	$115
Financial Consulting	$174	$204
Total	$127	$147

(1)	The goodwill impairment charge is not allocated at the segment level because the underlying goodwill asset is reflective of our corporate investment in the segments. We do not include the impact of goodwill impairment charges in our evaluation of segment performance.
(2)	Consists of our full-time professionals who provide consulting services and generate revenues based on the number of hours worked.
(3)	Utilization rate for our full-time billable consultants is calculated by dividing the number of hours all our full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.
(4)	Average billing rate per hour for our full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.
(5)	Consists of consultants who work variable schedules as needed by our clients, as well as contract reviewers and other professionals who generate revenues primarily based on number of hours worked and units produced, such as pages reviewed and data processed. Also includes full-time employees who provide software support and maintenance services to our clients.

HURON CONSULTING GROUP INC.

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (6)

(In thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Revenues	$158,864	$145,442	$460,884	$408,838

Net income from continuing operations	$153	$11,053	$13,580	$17,248
Add back:
Income tax expense (benefit)	(1,242)	9,797	12,727	13,875
Interest and other expenses	3,333	3,779	10,401	10,505
Depreciation and amortization	6,374	5,494	17,875	16,733

Earnings before interest, taxes, depreciation and amortization (EBITDA) (6)	8,618	30,123	54,583	58,361
Add back:
Restatement related expenses	845	1,056	3,870	4,243
Restructuring charges	394	295	1,379	1,460
Goodwill impairment charge	23,900	—	23,900	—
Litigation settlements	—	—	1,096	4,764

Adjusted EBITDA (6)	$33,757	$31,474	$84,828	$68,828

Adjusted EBITDA as a percentage of revenues (6)	21.2%	21.6%	18.4%	16.8%

HURON CONSULTING GROUP INC.

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS

TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (6)

(In thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Net income from continuing operations	$153	$11,053	$13,580	$17,248

Weighted average shares - diluted	21,968	20,849	21,535	20,702
Diluted earnings per share from continuing operations	$—	$0.53	$0.63	$0.83

Add back:
Amortization of intangible assets	2,044	1,845	6,445	5,603
Restatement related expenses	845	1,056	3,870	4,243
Restructuring charges	394	295	1,379	1,460
Litigation settlements	—	—	1,096	4,764
Goodwill impairment charge	23,900	—	23,900	—
Tax effect	(10,873)	(1,278)	(14,676)	(6,428)

Total adjustments, net of tax	16,310	1,918	22,014	9,642

Adjusted net income from continuing operations (6)	$16,463	$12,971	$35,594	$26,890

Adjusted diluted earnings per share from continuing operations (6)	$0.75	$0.62	$1.65	$1.30

(6)	In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Our management uses these non-GAAP financial measures to gain an understanding of our comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision-making because management believes they reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing our business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. We believe that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, (b) in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results and (c) in understanding the Company’s ability to generate cash flows from operations that are available for taxes, capital expenditures, and debt repayment. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

HURON CONSULTING GROUP INC.

RECONCILIATION OF NON-GAAP MEASURES FOR FULL YEAR 2011 OUTLOOK (7)

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS (8) TO

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (8) (10)

(In millions)

(Unaudited)

	Year Ending December 31, 2011
	Guidance Range
	Low	High
Projected revenues – GAAP	$590.0	$600.0

Projected net income from continuing operations – GAAP (8)	$21.5	$24.0
Add back:
Income tax expense	17.5	19.5
Interest and other expenses	12.4	12.4
Depreciation and amortization	24.2	24.2

Projected earnings before interest, taxes, depreciation and amortization (EBITDA) (8) (10)	75.6	80.1
Add back:
Goodwill impairment	21.7	21.7
Restructuring and restatement related expenses (9)	7.1	7.1
Litigation settlement	1.1	1.1

Projected adjusted EBITDA (8) (10)	$105.5	$110.0

Projected adjusted EBITDA as a percentage of projected revenues (10)	17.9%	18.3%

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS (8)

TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (8) (10)

(In millions)

(Unaudited)

	Year Ending December 31, 2011
	Guidance Range
	Low	High
Projected net income from continuing operations – GAAP (8)	$21.5	$24.0

Projected diluted earnings per share from continuing operations – GAAP (8)	$1.00	$1.10

Add back:
Amortization of intangible assets	8.4	8.4
Goodwill impairment	21.7	21.7
Restructuring and restatement related expenses (9)	7.1	7.1
Litigation settlement	1.1	1.1
Tax effect	(15.3)	(15.3)

Total adjustments, net of tax	23.0	23.0
Projected adjusted net income from continuing operations (8) (10)	$44.5	$47.0

Projected adjusted diluted earnings per share from continuing operations (8) (10)	$2.05	$2.15

(7)	Full year 2011 outlook is presented on a continuing operations basis, excluding the anticipated financial results of the Accounting Advisory practice.
(8)	Projected net income from continuing operations – GAAP, projected earnings before interest, taxes, depreciation and amortization (“EBITDA”), projected adjusted EBITDA, projected diluted earnings per share from continuing operations – GAAP, projected adjusted net income from continuing operations, and projected adjusted diluted earnings per share from continuing operations exclude (i) potential settlement costs, penalties, damages, administrative remedies, fines or liabilities for additional amounts (“Liabilities”) that may be incurred in connection with (A) the SEC investigations into the restatement and the allocation of time within a certain practice group, (B) the purported private shareholder class action and derivative lawsuits in respect of the restatement, and (C) the request by the USAO for the Northern District of Illinois for certain documents, which Liabilities cannot be estimated and could be material and (ii) other unanticipated costs and expenses in connection with the SEC investigations, the purported private shareholder class action and derivative lawsuits, or the request by the USAO for the Northern District of Illinois for certain documents, which unanticipated costs and expenses could be material. See the Company’s Form 10-K for the year ended December 31, 2010, Form 10-Q for the quarter ended March 31, 2011, and Form 10-Q for the quarter ended June 30, 2011, filed on February 22, 2011, April 26, 2011, and July 28, 2011, respectively, as well as the Company’s Form 10-Q for the quarter ended September 30, 2011, which the Company intends to file on November 3, 2011, for additional information about the SEC investigations, purported private shareholder class action and derivative lawsuits and the USAO’s request for certain documents.
(9)	Restatement related expenses reflect costs expected to be incurred in connection with the restatement, the Company’s inquiries into the facts and circumstances underlying the restatement and the allocation of time within a certain practice group, the SEC investigations, the purported shareholder class action and derivative lawsuits and the USAO’s request for certain documents and do not include the potential Liabilities or unanticipated costs and expenses outlined in footnote (8), above.
(10)	In evaluating the Company’s outlook, management uses projected EBITDA, projected adjusted EBITDA, projected adjusted EBITDA as a percentage of revenues, projected adjusted net income from continuing operations and projected adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management believes that the use of such measures, as supplements to projected net income from continuing operations and projected diluted earnings per share from continuing operations and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of the Company’s core operating results and future prospects without the effect of non-cash or other one-time items and the Company’s ability to generate cash flows from operations that are available for taxes, capital expenditures, and to repay debt. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with GAAP.